                                                                   Exhibit 23(d)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference of our reports dated November 23, 1998 on our audits of the financial statements of Transaction Access Service (a fully integrated business unit of AT&T Corp.), as of August 31, 1998 and November 30, 1997 and for the nine month period ended August 31, 1998 and the twelve month period ended November 30, 1997 and on our audit of the schedule of revenue of Transaction Access Service for the twelve month period ended November 30, 1996 in this registration statement on Form S-3 filed by Transaction Network Services, Inc., which reports are included in Transaction Network Service, Inc.'s Current Report on Form 8-K A#1, dated November 24, 1998.


                                           /s/ PRICEWATERHOUSECOOPERS LLP
                                           ------------------------------
                                             PRICEWATERHOUSECOOPERS LLP


New York, New York
July 12, 1999